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                                                                   EXHIBIT 10.25

           TERMINATION, RELEASE, WAIVER AND INDEMNIFICATION AGREEMENT


     THIS TERMINATION, RELEASE, WAIVER AND INDEMNIFICATION AGREEMENT (this "Agreement") is entered into as of September 25, 2001 (the "Effective Date") by and among Semiconductor Manufacturing International Corporation, a Cayman Islands company (the "Company") and Avant! Global Investment Holdings Ltd. (the "Releasing Party").


                                    RECITALS

     WHEREAS, prior to March 31, 2001, the Company and Releasing Party entered into one or more agreements, oral and/or written, relating to (i) the sale by the Company, and the purchase by Releasing Party, of Series A Preference Shares of the Company (the "Series A Preference Shares"), and (ii) the rights of and restrictions on Releasing Party as a purchaser of Series A Preference Shares (such agreements are hereinafter referred to collectively as the "Initial Series A Agreements").

     WHEREAS, the Company and Releasing Party entered into a Series A Preference Share Purchase Agreement dated as of March 31, 2001 (the "Purchase Agreement"), pursuant to which Releasing Party committed to purchase from the Company 90,000,900 Series A Preference Shares for an aggregate purchase price of $100,000,000.

     WHEREAS, concurrently with the execution of the Purchase Agreement, the Company and Releasing Party entered into a Shareholders Agreement (or an Accession Agreement thereto) and a Registration Rights Agreement (or an Accession Agreement thereto) (such agreements, together with the Purchase Agreement, are collectively referred to as the "Final Series A Agreements"; the Initial Series A Agreements and the Final Series A Agreements are collectively referred to as the "Series A Agreements"), which agreements set forth certain rights of and restrictions on Releasing Party as a holder or holders of Series A Preference Shares.

     WHEREAS, Releasing Party has deposited $62,500,000 (the "Funded Amount"), plus interest in the amount of $711,920 (the "Interest Payment") with the Company in connection with Releasing Party's obligations under the Series A Agreements.

     WHEREAS, the Company and Releasing Party wish to terminate the Initial Series A Agreements, the Purchase Agreement and the remaining Series A Agreements to the extent Releasing Party is party thereto, and their respective obligations thereunder.

     NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, the parties hereby agree as follows:

     1.   TERMINATION OF SERIES A AGREEMENTS AND REPAYMENT

          1.1 Termination of the Series A Agreements. Effective immediately upon the execution of this Agreement, (i) the Initial Series A Agreements and the Purchase Agreement shall be terminated, (ii) the remaining Series A Agreements shall terminate with respect to Releasing Party and (iii) except as otherwise provided herein, Releasing Party shall be relieved of any and all



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liabilities or obligations under the Series A Agreements to which Releasing
Party is a party and the Company shall be relieved of any and all liabilities or obligations to Releasing Party under the Series A Agreements to which Releasing Party is a party.

          1.2 Repayment of Funded Amount. The Company shall repay the Funded Amount to Releasing Party according to the following schedule:

               (a) Thirty-three million dollars ($33,000,000) shall be paid to Releasing Party within five (5) business days following the date of the first closing with respect to the sale of the Company's Series A Preference Shares pursuant to that certain Series A Preference Share Purchase Agreement dated as of the date hereof; and

               (b) Twenty-nine million five hundred thousand dollars ($29,500,000) shall be paid to Releasing Party on or before November 30, 2001.

          1.3 No Obligation to Repay the Interest Payment. The Company shall not be obligated to repay the Interest Payment, and the Releasing Party hereby expressly waives any right to, or any clam with respect to, the Interest Payment.

     2.   RELEASE AND WAIVER

          2.1 Release. Upon the Effective Date, Releasing Party, for and on behalf of itself and its principals, agents, owners, shareholders, directors, officers, partners, attorneys, representatives, employees, co-venturers, parents, affiliates or associated companies, receivers, trustees, transferees, assigns, predecessors, successors, spouse, dependents, heirs, devisees and insurers, and all people who make claims through and on behalf of such Releasing Party, agrees to release and forever discharge the Company and any other similarly situated releasing parties and their respective subsidiaries, predecessors, successors, divisions, and affiliated and/or associated companies, corporations, partnerships and organizations and all of their present and former employees, officers, directors, shareholders, partners, owners, agents, assigns, representatives, contractors, contract employees, attorneys and each of them of and from any and all claims, causes of action, obligations, liabilities or losses whether known or unknown, current or future (collectively, a "Claim") arising from or relating to the Series A Agreements, including but not limited to any Claims relating to the ownership of, or the right to acquire, Series A Preference Shares or any other securities of the Company, or any equitable interest therein, and any claims relating to the Interest Payment; provided that nothing herein shall serve to release the Company from its obligation to repay, or waive any claims of Releasing Party with respect to the repayment of, the Funded Amount in accordance with Section 1.2 hereof.

          2.2. Waiver of All Claims, Known and Unknown. Releasing Party, for and on behalf of itself and its principals, agents, owners, shareholders, directors, officers, partners, attorneys, representatives, employees, co-venturers, parents, affiliates or associated companies, receivers, trustees, transferees, assigns, predecessors, successors, spouse, dependents, heirs, devisees and insurers, and all people who make claims through and on behalf of such Releasing Party, expressly waives and relinquishes any and all rights and benefits it now has or may have in the




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future under the terms of Section 1542 of the Civil Code of the State of
California, which section reads in full as follows:

     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     In connection with such waiver and relinquishment, Releasing Party hereby acknowledges that it is aware that Releasing Party or its attorney(s) may hereafter discover claims or facts in addition to or different from those which they now know or believe to exist with respect to the subject matter of this Agreement, but that it is Releasing Party's intention hereby fully, finally and forever to settle and release all of the disputes and differences, known or unknown, suspected or unsuspected, which do now exist, may exist in the future or heretofore have existed arising out of or in connection with the Agreement relating to unknown or unsuspected rights, claims, demands and causes of action, if any, relating to any other claims, demands or causes of action specified herein. Releasing Party further acknowledges that its waiver in this Section 2.2 shall apply with equal force to statutes of any other jurisdiction having a similar effect to that of California Civil Code Section 1542. Releasing Party represents, acknowledges and agrees that its knowing and voluntary waiver of these provisions is an essential and material term of this Agreement, and further acknowledges that without such a waiver, the Company would not have entered into this Agreement. Notwithstanding the foregoing, nothing herein shall serve to release the Company from its obligation to repay, or waive any claims of Releasing Party with respect to the repayment of, the Funded Amount in accordance with Section 1.2 hereof.

     3.   INDEMNIFICATION

          3.1 Indemnification. Releasing Party agrees to indemnify and hold the Company harmless for any loss, claim, damage or liability (including legal or other expenses) arising out of any action, suit, claim or proceeding to which the Company may become subject arising from or relating to (i) the entry into, or termination of, the Series A Agreements by Releasing Party, (ii) any rights of Releasing Party arising under the Series A Agreements, or (iii) any right, or supposed right, of Releasing Party to acquire any securities or other equity interest in the Company.

     4.   MISCELLANEOUS

          4.1 Authorization. The Company and Releasing Party each represent and warrant that no other person or entity has any interest in the matters released herein and that the Company and Releasing Party each has the sole right and exclusive authority to execute this Agreement as it pertains to each of them.

          4.2 Successors and Assigns. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and

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assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          4.3 Language and Construction. This Agreement is in the English language, which language will be controlling in all respects. Words importing the masculine gender only include the feminine gender. Words importing the singular number only include the plural number and vice versa. Words importing persons only include companies and institutions.

          4.4 Further Assurances. Each of the parties hereto shall execute and deliver such additional instruments, documents or other writings (if any) as may be reasonably requested by any other party or beneficiary hereof in order to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

          4.5 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California, without regard to conflict of law principles.

          4.6 Severability. If one or more provisions of this Agreement is held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

          4.7 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and constitutes the complete, final and exclusive embodiment of their agreement with respect to the subject matter hereof, and supersedes any and all prior or contemporaneous agreements, understandings, representations or statements, oral or written. This Agreement may be amended only by an instrument in writing signed on behalf of each of the parties hereto.

          4.8 Facsimile; Counterparts. This Agreement may be executed by facsimile and in two or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

                            [Signature page follows]


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        IN WITNESS WHEREOF, the parties hereto have caused this Termination,
Release, Waiver and Indemnification Agreement to be executed as of the date first written above.


                                        SEMICONDUCTOR MANUFACTURING
                                        INTERNATIONAL CORPORATION

                                        By: /s/ RICHARD R. CHANG
                                           --------------------------------
                                           Name: Richard R. Chang
                                           Title: President


                                        AVANT! GLOBAL INVESTMENT
                                        HOLDINGS LTD.

                                        By: /s/ VIRAJ J. PATEL
                                           --------------------------------
                                           Name: Viraj J. Patel
                                           Title: Director
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                 RELEASE, WAIVER AND INDEMNIFICATION AGREEMENT

     THIS RELEASE, WAIVER AND INDEMNIFICATION AGREEMENT (this "Agreement") is entered into as of September 22, 2001 (the "Effective Date") by and among Semiconductor Manufacturing International Corporation, a Cayman Islands company (the "Company") and the signatory below (the "Releasing Party").

                                    RECITALS

     WHEREAS, from approximately June 20, 2000 to the Effective Date (the "Relevant Period"), the Company and the Releasing Party mistakenly believed that the Releasing Party was a member of the Company's Board of Directors (the "Board");

     WHEREAS, during the Relevant Period the Releasing Party participated in various meetings with the Company's sole Director and took certain actions on behalf of the Company, which were based on the Releasing Party's mistaken belief that he was a member of the Board; and

     WHEREAS, during the Relevant Period the Company took various actions with respect to the Releasing Party which were based on the Company's mistaken belief that the Releasing Party was a member of the Board; and

     WHEREAS, the Company wishes to indemnify and hold harmless the Releasing Party for any claims that may arise out of the Releasing Party's actions or omissions on behalf of the Company during the Relevant Period based on the Releasing Party's mistaken belief that he or she was a member of the Board; and

     WHEREAS, the Releasing Party wishes to waive and release all claims he may have against the Company, other than claims for which the Releasing Party is entitled to indemnification under this Agreement, relating to any actions or omissions of the Company during the Relevant Period which were based upon the mistaken belief that the Releasing Party was a member of the Board.

     NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, the parties hereby agree as follows:

     1. ACKNOWLEDGMENT OF THE RELEASING PARTY AND THE COMPANY

          1.1 Acknowledgment of the Releasing Party. The Releasing Party acknowledges that: (i) Richard R. Chang was the sole member of the Board throughout the Relevant Period, (ii) the Releasing Party was not a member of the Board at any time during the Relevant Period, (iii) the Releasing Party had no legal right to be a Board member during the Relevant Period and, in the event that it is subsequently determined that, for whatever reason, the Releasing Party had or may have had a legal right to be a Board member, by his signature below the Releasing Party hereby irrevocably waives any claim that, based upon any act or omission on the part of the Company or the Releasing Party during the Relevant Period, he was or is a member of the Board or has any right to be a member of the Board in the future.


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          1.2 Acknowledgment of the Company. The Company acknowledges and agrees that: (i) Richard R. Chang was the sole member of the Board throughout the Relevant Period, (ii) the Releasing Party was not a member of the Board at any time during the Relevant Period, (iii) the Releasing Party had no legal right to be a Board member during the Relevant Period and, in the event that it is subsequently determined that, for whatever reason, the Releasing Party had or may have had a legal right to be a Board member, by his signature below the Releasing Party hereby irrevocably waives any claim that, based upon any act or omission on the part of the Company or the Releasing Party during the Relevant Period, he was or is a ember of the Board or has any right to be a member of the Board in the future.

     2.   RELEASE AND WAIVER

          2.1 Release. The Releasing Party, for and on behalf of himself and his principals, agents, owners, shareholders, directors, officers, partners, attorneys, representatives, employees, co-venturers, parents, affiliates or associated companies, receivers, trustees, transferees, assigns, predecessors, successors, spouse, dependents, heirs, devisees and insurers, and all people who make claims through and on behalf of the Releasing Party, agrees to hereby release and forever discharge the Company and any other similarly situated releasing parties and their respective subsidiaries, predecessors, successors, divisions, and affiliated and/or associated companies, corporations, partnerships and organizations and all of its present and former employees, officers, directors, shareholders, partners, owners, agents, assigns, representatives, contractors, contract employees, attorneys and each of them of and from any and all claims, causes of action, obligations, liabilities or losses whether known or unknown, current or future (collectively, a "Claim") arising from or relating to any actions or omissions of the Company during the Relevant Period which were based upon the mistaken belief that the Releasing Party was a member of the Board (collectively, a "Released Claim"). Notwithstanding the foregoing, nothing herein shall be deemed a release of (i) any Claim other than a Released Claim or (ii) any Claim for which the Releasing Party is entitled to indemnification pursuant to Section 3.1 of this Agreement.

          2.2 Waiver of All Claims, Known and Unknown. Releasing Party, for and on behalf of himself and its principals, agents, owners, shareholders, directors, officers, partners, attorneys, representatives, employees, co-venturers, parents, affiliates or associated companies, receivers, trustees, transferees, assigns, predecessors, successors, spouse, dependents, heirs, devisees and insurers, and all people who make claims through and on behalf of such Releasing Party, expressly waives and relinquishes any and all rights and benefits he now has or may have in the future under the terms of Section 1542 of the Civil Code of the State of California, which section reads in full as follows:

     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     In connection with such waiver and relinquishment, Releasing Party hereby acknowledges that he is aware that Releasing Party or his attorney(s) may hereafter discover claims or facts in addition to or different from those which they now know or believe to exist with respect to the
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subject matter of this Agreement, but that it is Releasing Party's intention hereby fully, finally and forever to settle and release all of the disputes and differences, known or unknown, suspected or unsuspected, which do now exist, may exist in the future or heretofore have existed arising out of or in connection with the Agreement relating to unknown or unsuspected rights, claims, demands and causes of action, if any, relating to any other claims, demands or causes of action specified herein. Releasing Party further acknowledges that his waiver in this Section 2.2 shall apply with equal force to statutes of any other jurisdiction having a similar effect to that of California Civil Code Section 1542. Releasing Party represents, acknowledges and agrees that his knowing and voluntary waiver of these provisions is an essential and material term of this Agreement, and further acknowledges that without such a waiver, the Company would not have entered into this Agreement.

     3.  INDEMNIFICATION

          3.1 Indemnification of the Releasing Party. The Company agrees to indemnify and hold harmless the Releasing Party from and against any loss, claim, damage or liability (including legal or other expenses) arising out of any action, suit, claim or proceeding to which he may become subject as a result of any actions or omissions of the Releasing Party or the Company during the Relevant Period which were based on the mistaken belief that the Releasing Party was a member of the Board.

     4.  MISCELLANEOUS

          4.1 Authorization. The Company and the Releasing Party each represent and warrant that no other person or entity has any interest in the matters released herein and that the Company and the Releasing Party each has the sole right and exclusive authority to execute this Agreement as it pertains to each of them.

          4.2 Successors and Assigns. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          4.3 Language and Construction. This Agreement is in the English language, which language will be controlling in all respects. Words importing the masculine gender only include the feminine gender. Words importing the singular number only include the plural number and vice versa. Words importing persons only include companies and institutions.

          4.4 Further Assurances. Each of the parties hereto shall execute and deliver such additional instruments, documents or other writings (if any) as may be reasonably requested by any other party or beneficiary hereof in order to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

          4.5 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California, without regard to conflict of law principles.

          4.6 Severability. If one or more provisions of this Agreement is held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

          4.7 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and constitutes the complete, final and exclusive embodiment of their agreement with respect to the subject matter hereof, and supersedes any and all prior or contemporaneous agreements, understandings, representations or statements, oral or written. This Agreement may be amended only by an instrument in writing signed on behalf of each of the parties hereto.

          4.8 Facsimile; Counterparts. This Agreement may be executed by facsimile and in two or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

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